FIFTH AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

This FIFTH AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT (this “Fifth Amendment”) is made as of this 25th day of August, 2010, by and among Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund and Wells Fargo Advantage Utilities and High Income Fund (each, a “New Lending Trust”), Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including the New Lending Trusts, the “Trusts” and each a “Trust”), on behalf of themselves and their funds now existing or hereafter created, and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending (“GSAL”).

RECITALS

WHEREAS, except for each New Lending Trust, the parties to this Fifth Amendment entered into that certain Securities Lending Agency Agreement, dated as of April 1, 2010, as amended by the First through Fourth Amendments thereto, each of which added and/or deleted certain Funds to the list of Funds in Appendix A to the Agreement (as so amended, the “Agreement”);

WHEREAS, each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement;

WHEREAS, the Trusts and the Custodian have entered into an amendment [to Appendix A], dated as of the date hereof, to that certain Master Custodian Agreement dated August 10, 2009, as amended, pursuant to which the Custodian has assumed custodial responsibilities with respect to securities and other property held for the benefit of the New Lending Trusts in Custody Accounts; and

WHEREAS, the parties to the Agreement now wish to amend the Agreement to, among other things, include each New Lending Trust as a Trust party to the Agreement and as a Lender on Appendix A thereto and add certain Approved Borrowers to Schedule 2 thereto.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Amendment. The Agreement, where specified below, the Appendix and Schedules thereto, are hereby amended as follows:

Agreement and Appendix A. The following New Lending Trusts are to be added as a Trust party to the Agreement and to the list of Funds that are Lenders in Appendix A to the Agreement:

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

Schedule 2.  The following are to be added to the list of Approved Borrowers in Schedule 2 to the Agreement:

Nomura Securities International, Inc.

National Financial Services LLC

Schedule 6.  The following New Lending Trusts are to be inserted immediately before Wells Fargo Funds Trust on the list of Approved Persons in Schedule 6 to the Agreement:

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

Schedule 7.  The following New Lending Trusts are to be inserted immediately before Wells Fargo Funds Trust on the address for notices to the Lenders in Schedule 7 to the Agreement:

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

2.   Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.   Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Fifth Amendment are incorporated herein.

Continuing Effectiveness of the Agreement.

Except as otherwise specifically set forth in this Fifth Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

Counterpart Signatures.

This Fifth Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

            IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered as of the date first above written.

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND,

each on behalf of itself as a Lender listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:  Jeremy DePalma

                                                                              Title:  Assistant Treasurer

                                                                        WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST,

each on behalf of their respective Lenders listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:  Jeremy DePalma

                                                                              Title:  Assistant Treasurer

                                                                        GOLDMAN SACHS BANK USA

                                                                        By____________________________

                                                                              Name:   John M. Scully

                                                                              Title:   Vice President